UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 3, 2016

SILVER HILL MINES, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	000-53236	91-1257351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 10th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

(212) 935-8400

(Registrant’s telephone number, including area code)

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

       240-14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 3, 2016, Silver Hill Mines, Inc., a Nevada corporation, (“Silver Hill”) entered into a Purchase and Sale Agreement (the “Agreement”) with Io Bio LLC, an Iowa limited liability company, to purchase certain real property known as 20 Harvard Road in Littleton, Massachusetts, comprising 29 acres of land on which is located a bottling plant, together with all buildings and improvements.  The purchase price of $19,500,000 is to be paid as $14,500,000 in cash at signing and 8,300,000 shares of non-assessable, registered stock at an agreed upon value of $0.60 per share to be delivered within 90 business days following the exchange of fully signed copies of the Agreement.

The Agreement (attached hereto as Exhibit 10.1 and hereby incorporated by reference) contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

Item 2.01 – Completion of Disposition or Acquisition of Assets.

On May 3, 2016, the Purchase and Sale Agreement was executed.  After the closing, there were 70,422,311 shares of our common stock outstanding.

Item 3.02 – Unregistered Sale of Equity Securities

On May 3, 2016, the Company authorized the issuance of ten million (10,000,000) common shares to Big View International LTD, a Hong Kong company, as a investment to facilitate the company's import and export of goods at a value of $0.20 per share or $2,000,000; ten million (10,000,000) common shares to Cantio GmbH, a German company, as a investment to facilitate the company's import and export of goods at a value of $0.20 per share or $2,000,000; five million (5,000,000) common shares to Petra Elm, a German national and Harald Elm’s wife, as compensation for Harald Elm and his family moving to Littleton, Massachusetts at a value of $0.60 per share or $3,000,000.

Item 5.06 – Change in Shell Company Status

On May 3, 2016, the Board of Directors of Silver Hill Mines, Inc., a Nevada corporation (the "Company") determined that as a result of the business activity described below, the Company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

1. On May 3, 2016, the Company entered into that certain commercial agreement (the "Agreement") with Io Bio LLC., an Iowa Limited Liability Company, having an office at 410 Princeton-Hightstown Road, Princeton Junction, NJ 08850 pursuant to which the Company agreed to purchase a food and beverage manufacturing facility.

2. The Company has agreed to partner with Harald Elm, one of Germany's renowned food engineers. He will move to Littleton, Massachusetts immediately upon closing.

3. The Company has opened negotiations with Dr. Manfred Ziegler, a prominent food and beverage operator, to be the chief executive officer. He will reside in Littleton, Massachusetts.

4. Management and certain representatives of the Company are planning on attending the annual expo for convenience stores, "NACS" National association of Convenience Stores.  This important food show will take place October 18 to 21, 2016, in Atlanta, Georgia.

5. The Company's product website is currently under development with the assistance of Dasine in association with Square Space website team. Schedule completion date is anticipated end of August 2016.

6. Lastly, the Company has designed its product logo, which was developed by Aanders Werbeagentur in association with Rhon Sprudel.

Item 9.01 – Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1

Purchase and sale agreement by and between Silver Hill Mines, Inc and Io Bio LLC, executed May 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2016

SILVER HILL MINES, INC.

/s/ George Clair

______________________________

By:  George Clair

Title:  President